Exhibit 99.1

Contact:	Tim Paukovits, for financial community, 610-774-4124
George Biechler, for news media, 610-774-5997

PPL’s Presentation to be Webcast from Deutsche Bank Conference June 14

ALLENTOWN, Pa. (June 8, 2005) — William F. Hecht, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will discuss the company’s corporate strategy and general business outlook with investors and financial analysts on Tuesday, June 14, at the Deutsche Bank Electric Power Conference in New York City.
Hecht’s presentation will be available via a live webcast on the Internet at 2:30 p.m. (EDT) that day. Interested parties may access the presentation through PPL’s main Web site: www.pplweb.com. For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 30 days.
PPL Corporation, headquartered in Allentown, Pa., controls about 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to nearly 5 million customers in Pennsylvania, the United Kingdom and Latin America. More information is available at www.pplweb.com.

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Note to Editors: Visit our media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation.